Exhibit 99.2

KIM AND LIM, LLC DBA PIECESMEDIA
UNAUDITED STATEMENT OF OPERATIONS AND CHANGES IN MEMBERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2008

Revenues	$690,553

Cost of revenues	543,660

Gross profit	146,893

Operating expenses–general, administrative, and marketing costs	41,786

Total operating expenses	41,786

Income from operations	105,107

Interest income, net	2,558

Income before taxes	107,665

Income taxes	-

Net income	107,665

Members’ equity beginning of period	264,899

Members’ equity end of period	$372,564

KIM AND LIM, LLC DBA PIECESMEDIA
UNAUDITED BALANCE SHEET
AS OF MARCH 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$109,372
Marketable securities	206,511
Accounts receivable, less allowance of $410 and $0	210,664

Total current assets	526,547

Property and equipment, net	3,394

Total assets	$529,941

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$85,573
Accrued liabilities	71,804

Total current liabilities	157,377

Members' equity	372,564

Total liabilities and members’ equity	$529,941